Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included in the Company’s definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2025.

On October 28, 2024, Crescent entered into the Merger Agreement with GlycoMimetics and the Merger Subs, which agreement was subsequently amended on February 14, 2025 and April 28, 2025, pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub I will merge with and into Crescent, with Crescent surviving as a wholly owned subsidiary of GlycoMimetics and the surviving corporation of the First Merger, and, immediately following the First Merger and as part of the same overall transaction, Crescent will merge with and into Merger Sub II, with Merger Sub II being the surviving entity of the Second Merger. The closing of the Crescent Pre-Closing Financing is conditioned on the satisfaction or waiver of the conditions set forth in the Merger Agreement and occurred immediately prior to the closing of the Merger, the pro forma adjustments reflect the Merger and the Crescent Pre-Closing Financing. The Merger closed on June 13, 2025 following the effectiveness of GlycoMimetics’ registration statement on Form S-4 and receipt of approval by the stockholders of each of Crescent and GlycoMimetics, in the latter case pursuant to the GlycoMimetics Special Meeting. In connection with the Merger, Merger Sub II changed its corporate name to “Crescent Biopharma Operating Company, LLC” and GlycoMimetics changed its name to “Crescent Biopharma, Inc.” GlycoMimetics following the Merger is referred to herein as the “Combined Company.” The Combined Company is led by Crescent’s management team and remains focused on developing differentiated oncology therapeutics for patients living with solid tumors.

At the First Effective Time, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each then-outstanding share of Crescent common stock (including shares of Crescent common stock issued in connection with the Crescent Pre-Closing Financing) was automatically converted solely into the right to receive a number of shares of GlycoMimetics common stock equal to the Exchange Ratio, (ii) each then-outstanding share of Crescent preferred stock was converted into the right to receive a number of shares of GlycoMimetics Series A Preferred Stock, which are each convertible into 1,000 shares of GlycoMimetics common stock, equal to the Exchange Ratio divided by 1,000, (iii) each then-outstanding option to purchase Crescent common stock was assumed by GlycoMimetics and was converted into an option to purchase shares of GlycoMimetics, subject to adjustment as set forth in the Merger Agreement, (iv) each then-outstanding Crescent restricted stock unit was assumed by GlycoMimetics, subject to adjustment as set forth in the Merger Agreement, (v) each then-outstanding pre-funded warrant to purchase shares of Crescent common stock was converted into a pre-funded warrant to purchase shares of GlycoMimetics common stock, subject to adjustment as set forth in the Merger Agreement and the form of warrant, (vi) the vesting of each option to acquire shares of GlycoMimetics common stock that is issued and outstanding was accelerated, each in-the-money option was cancelled and converted into the right to receive immediately prior to the First Effective Time a number of shares of GlycoMimetics common stock equal to the number of shares underlying such option, and each out-of-the-money option was cancelled for no consideration; and (vii) each GlycoMimetics restricted stock unit was cancelled and converted into the right to receive a number of shares of GlycoMimetics common stock equal to the number of unsettled shares of GlycoMimetics common stock underlying such GlycoMimetics restricted stock unit.

The Exchange Ratio is calculated as 0.1445 shares of GlycoMimetics common stock for each share of Crescent common stock on the closing date. Each share of Crescent preferred stock was converted into the right to receive a number of shares of GlycoMimetics Series A Preferred Stock, equal to the Exchange Ratio divided by 1,000. Under the Exchange Ratio formula, the former Crescent stockholders immediately before the effective time, including those purchasing shares and pre- funded warrants in the Crescent Pre-Closing Financing, own approximately 97.3% of the outstanding common stock of the Combined Company, and the stockholders of GlycoMimetics immediately before the effective time own approximately 2.7% of the outstanding common stock of the Combined Company, which give effect to (a) GlycoMimetics net cash as of the closing of the Merger being approximately $2.3 million, (b) Crescent closing the Crescent Pre-Closing Financing for an aggregate gross purchase price of approximately $200.0 million, which reflects the conversion of the previously issued $37.5 million of Convertible Notes and accrued interest, (c) a valuation for GlycoMimetics equal to $8.0 million based on net cash at closing, and (d) a valuation for Crescent equal to $50.0 million plus $200.0 million of assumed proceeds in the Crescent Pre-Closing Financing, in each case as further described in the Merger Agreement.

The following unaudited pro forma condensed combined financial information gives effect to the Merger, which, together with the Crescent Pre-Closing Financing is accounted for as a reverse recapitalization under U.S. GAAP. For further details related to the accounting for the Merger, please see Notes 1 and 3 below. All share amounts have been adjusted to reflect the Exchange Ratio of 0.1445 shares of GlycoMimetics common stock for each share of Crescent common stock, which reflects a one-for-one-hundred reverse stock split of GlycoMimetics common stock immediately prior to the closing of the Merger, unless otherwise stated.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of GlycoMimetics and Crescent as of March 31, 2025 and depicts the accounting of the transaction prepared pursuant to Article 11 of Regulation S-X (the “pro forma balance sheet transaction accounting adjustments”). The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 for GlycoMimetics and Crescent, and for the year ended December 31, 2024 for GlycoMimetics and the period from September 19, 2024 (inception) to December 31, 2024 for Crescent, combine the historical results of GlycoMimetics and Crescent for those periods and depict the pro forma transaction accounting adjustments assuming that those adjustments were made as of January 1, 2024 (the “pro forma statements of operations transaction accounting adjustments”). Collectively, the pro forma balance sheet transaction accounting adjustments and the pro forma statements of operations transaction accounting adjustments are referred to as the “transaction accounting adjustments” or “pro forma adjustments.”

These unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with:

•	the historical unaudited financial statements of Crescent as of and for the three months ended March 31, 2025, and the related notes included as Exhibit 99.2 of this Current Report on Form 8-K and incorporated herein by reference;

•	the historical unaudited financial statements of GlycoMimetics as of and for the three months ended March 31, 2025, and the related notes included in its Quarterly Report on Form 10-Q filed with the SEC on May 14, 2025;

•	the historical audited financial statements of Crescent as of December 31, 2024 and for the period from September 19, 2024 (inception) to December 31, 2024, and the related notes included in the proxy statement/prospectus beginning on page F-22 and incorporated herein by reference;

•	the historical audited consolidated financial statements of GlycoMimetics as of and for the year ended December 31, 2024, and the related notes included in its Annual Report on Form 10-K filed with the SEC on February 13, 2025;

•	the section titled “Crescent’s Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and other financial information relating to Crescent as of and for the three months ended March 31, 2025 included as Exhibit 99.3 of this Current Report on Form 8-K and incorporated herein by reference;

•	the section titled “GlycoMimetics’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to GlycoMimetics included in its Annual Report on Form 10-K filed with the SEC on February 13, 2025;

•	the section titled “Crescent’s Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and other financial information relating to Crescent as of and for the period ended September 19, 2024 (Inception) to December 31, 2024 included in the proxy statement/prospectus beginning on page 329 and incorporated herein by reference; and

•	the section titled “GlycoMimetics’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to GlycoMimetics included in its Quarterly Report on Form 10-Q filed with the SEC on May 14, 2025.

The unaudited pro forma condensed combined financial information is based on the assumptions and pro forma adjustments that are described in the accompanying notes. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed. Adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the closing of the Merger, may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had GlycoMimetics and Crescent been a combined organization during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited condensed combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS
OF MARCH 31, 2025

(In thousands)

	Historical
	5(A) Glyco Mimetics, Inc.	5(B) Crescent Biopharma, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$5,614	$22,429	$(2,597)	5(a)	$166,503
			160,538	5(c)
			(15,799)	5(d)
			(2,886)	5(e)
			(796)	5(g)
Prepaid expenses and other current assets	378	409	(378)	5(f)	409
Total current assets	5,992	22,838	138,082		166,912
Other assets	—	2,767	(2,767)	5(d)	—
Total assets	$5,992	$25,605	$135,315		$166,912

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$104	$634	$—		$738
Accrued expenses	2,512	4,445	(1,718)	5(a)	2,463
			(1,980)	5(c)
			(796)	5(g)
Related party accounts payable and other current liabilities	—	8,381	—		8,381
Warrant liability, related party	—	824	—		824
Lease liabilities	—	—	—		—
Total current liabilities	2,616	14,284	(4,494)		12,406
Notes payable, noncurrent	—	37,482	(37,482)	5(c)	—
Total liabilities	2,616	51,766	(41,976)		12,406
Crescent convertible preferred stock	—	4,000	(4,000)	5(b)	—
Stockholders’ equity (deficit)
GlycoMimetics Series A convertible preferred stock	—	—	4,000	5(b)	4,000
GlycoMimetics common stock	65	—	(65)	5(i)	—
Crescent common stock	—	1	3	5(c)	87
			12	5(c)
			65	5(i)
			6	5(i)
Additional paid-in capital	500,019	2,853	39,460	5(c)	183,434
			160,526	5(c)
			(18,566)	5(d)
			31	5(h)
			(500,883)	5(i)
			(6)	5(i)
Accumulated deficit	(496,708)	(33,015)	(880)	5(a)	(33,015)
			(2,886)	5(e)
			(378)	5(f)
			(31)	5(h)
			500,883	5(i)
Total stockholders’ equity (deficit)	3,376	(30,161)	181,291		154,506
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$5,992	$25,605	$135,315		$166,912

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE THREE MONTHS ENDED MARCH 31, 2025

(In thousands, except share and per share amounts)

	Historical
	6(A) Glyco Mimetics, Inc.	6(B) Crescent Biopharma Inc.	Transaction Accounting Adjustments Note		Pro Forma Combined	Note
Operating expenses:
Research and development	$15	$10,627	$—		$10,642
General and administrative	2,384	3,597	—		5,981
Total operating expenses	2,399	14,224	—		16,623
Loss from operations	(2,399)	(14,224)	—		(16,623)
Other income (expense):
Interest income	55	188	—		243
Interest expense	—	(1,112)	1,112	6(d)	—
Total other income (expense)	55	(924)	1,112		243
Net loss and comprehensive loss	$(2,344)	$(15,148)	$1,112		$(16,380)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	64,522,757				16,539,912	6(e)
Weighted-average shares used in computing net loss per share attributable to Series A non-voting convertible preferred stockholders, basic and diluted	—				2,890	6(e)
Net loss per share attributable to common stockholders, basic and diluted	$(0.04)				$(0.84)
Net loss per share attributable to Series A non-voting convertible preferred stockholders, basic and diluted	$—				$(843.02)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2024

(In thousands, except share and per share amounts)

	Historical
	6(C) Glyco Mimetics, Inc.	6(D) Crescent Biopharma Inc.	Transaction Accounting Adjustments Note		Pro Forma Combined	Note
Operating expenses:
Research and development	$14,260	$14,034	$—		$28,294
General and administrative	18,249	3,157	880	6(a)	22,695
			378	6(b)
			31	6(c)
Restructuring and asset impairment charges	7,530	—	—		7,530
Total operating expenses	40,039	17,191	1,289		58,519
Loss from operations	(40,039)	(17,191)	(1,289)		(58,519)
Other income (expense):
Gain on sale of asset	1,225	—	—		1,225
Interest income	935	176	—		1,111
Interest expense	—	(852)	852	6(d)	—
Total other income (expense)	2,160	(676)	852		2,336
Net loss and comprehensive loss	$(37,879)	$(17,867)	$(437)		$(56,183)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	64,477,249				16,539,461	6(e)
Weighted-average shares used in computing net loss per share attributable to Series A non-voting convertible preferred stockholders, basic and diluted	—				2,890	6(e)
Net loss per share attributable to common stockholders, basic and diluted	$(0.59)				$(2.89)
Net loss per share attributable to Series A non-voting convertible preferred stockholders, basic and diluted	$—				$(2,897.58)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Merger

On October 28, 2024, Crescent entered into the Merger Agreement with GlycoMimetics and the Merger Subs, which agreement was subsequently amended on February 14, 2025 and April 28, 2025, pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub I will merge with and into Crescent, with Crescent surviving as a wholly owned subsidiary of GlycoMimetics and the surviving corporation of the First Merger, and, immediately following the First Merger and as part of the same overall transaction, Crescent will merge with and into Merger Sub II, with Merger Sub II being the surviving entity of the Second Merger. The Merger, including the Crescent Pre-Closing Financing, closed on June 13, 2025 following the effectiveness of GlycoMimetics’ registration statement on Form S-4 and receipt of approval by the stockholders of each of Crescent and GlycoMimetics, in the latter case pursuant to the GlycoMimetics Special Meeting. In connection with the Merger, Merger Sub II changed its corporate name to “Crescent Biopharma Operating Company, LLC” and GlycoMimetics changed its name to “Crescent Biopharma, Inc.” GlycoMimetics following the Merger is referred to herein as the “Combined Company.” Subject to the terms and conditions of the Merger Agreement, at closing of the Merger:

a)	each then-outstanding share of Crescent common stock (including shares of Crescent common stock issued in connection with the Crescent Pre-Closing Financing) was converted into the right to receive a number of shares of GlycoMimetics common stock equal to the Exchange Ratio;

b)	each then-outstanding share of Crescent preferred stock was converted into the right to receive a number of shares of GlycoMimetics Series A Preferred Stock, which are each convertible into 1,000 shares of GlycoMimetics common stock, equal to the Exchange Ratio divided by 1,000;

c)	each then-outstanding option to purchase Crescent common stock was assumed by GlycoMimetics and was converted into an option to purchase shares of GlycoMimetics common stock, subject to adjustment as set forth in the Merger Agreement;

d)	each then-outstanding Crescent restricted stock unit was assumed by GlycoMimetics, subject to adjustment as set forth in the Merger Agreement; and

e)	each then-outstanding pre-funded warrant to purchase shares of Crescent common stock was converted into a pre-funded warrant to purchase shares of GlycoMimetics common stock, subject to adjustment as set forth in the form of pre-funded warrant.

The shares of GlycoMimetics common stock issued in exchange for shares of Crescent restricted stock were to the same extent be unvested and subject to the same repurchase option or risk of forfeiture.

Under the terms of the Merger Agreement, the GlycoMimetics Board took actions to accelerate the vesting of certain outstanding options to purchase GlycoMimetics common stock held by a current employee, director or consultant of GlycoMimetics as of the closing of the Merger. The acceleration of vesting of GlycoMimetics options occurs upon a modification of the awards as a result of the Merger. The incremental fair value of GlycoMimetics options associated with the modification to accelerate vesting has been included as an adjustment to the unaudited pro forma condensed combined financial information.

Each option to acquire shares of GlycoMimetics common stock with an exercise price less than or equal to the GlycoMimetics Closing Price was cancelled and converted into the right to receive a number of shares of GlycoMimetics common stock underlying such GlycoMimetics option, and each option with an exercise price greater than the GlycoMimetics Closing Price to acquire shares of GlycoMimetics common stock was cancelled for no consideration. The incremental fair value of GlycoMimetics options associated with the modification to accelerate vesting and the acceleration of grant date fair value associated with the cancelation of certain stock options for no consideration has been included as an adjustment to the unaudited pro forma condensed combined financial information. Each GlycoMimetics restricted stock unit was cancelled and converted into the right to receive a number of shares of GlycoMimetics common stock equal to the number of unsettled shares of GlycoMimetics common stock underlying such GlycoMimetics restricted stock unit.

Immediately following the Merger, GlycoMimetics securityholders as of immediately prior to the Merger own approximately 2.7% of the outstanding capital stock of the Combined Company on a fully diluted basis, former Crescent securityholders, excluding shares purchased in the Crescent Pre-Closing Financing, own approximately 33.6% of the outstanding capital stock of the Combined Company on a fully diluted basis, and shares and pre-funded warrants issued in the Crescent Pre-Closing Financing own approximately 63.7% of the outstanding capital stock of the Combined Company on a fully diluted basis. Crescent stockholders received approximately 23,100,404 shares on a fully diluted basis in connection with the Merger, including (i) 4,364,255 shares of GlycoMimetics common stock and stock options subject to vesting terms, based on the number of shares of Crescent common stock outstanding immediately prior to the Merger, including Crescent restricted stock, (ii) the shares of common stock and pre-funded warrants issued in the Crescent Pre-Closing Financing, and (iii) Crescent preferred stock outstanding as of March 31, 2025, which was exchanged into shares of newly created GlycoMimetics Series A Preferred Stock which are each convertible into 1,000 shares of GlycoMimetics common stock, equal to the Exchange Ratio divided by 1,000. These estimates were subject to certain inputs, which include, but are not limited to, (a) GlycoMimetics’ net cash as of the closing of the Merger being approximately $2.3 million, (b) Crescent closing the Crescent Pre-Closing Financing for an aggregate purchase price of approximately $200.0 million, which reflects the contribution and cancellation of the previously issued $37.5 million of Convertible Notes and accrued interest, (c) a valuation for GlycoMimetics equal to $8.0 million based on net cash at closing, and (d) a valuation for Crescent equal to $50.0 million plus $200 million of assumed proceeds in the Crescent Pre-Closing Financing, in each case as further described in the Merger Agreement. The following table summarizes the pro forma number of shares of common stock of the Combined Company outstanding following the consummation of the transactions:

	Pro Forma
	(Assuming GlycoMimetics Net Cash
	at Closing of $2.3 million)
Equity Capitalization Summary (fully diluted basis)	Number of Shares	%
Upon Consummation of the Merger	Owned	Ownership
Crescent stockholders	7,977,566	33.6%
GlycoMimetics stockholders	645,320	2.7%
Investors participating in the Subscription Agreement(1)	15,122,838	63.7%
Total common stock of the combined company	23,745,724	100.0%

(1) Includes 2,767,122 pre-funded warrants issued in the Crescent Pre-Closing Financing after reflecting the Exchange Ratio.

Consummation of the Merger was subject to certain closing conditions, including, among other things, (1) approval by GlycoMimetics stockholders of the issuance of GlycoMimetics common stock, including shares of GlycoMimetics common stock issuable upon conversion of the GlycoMimetics Series A Preferred Stock, and the other transactions proposed under the Merger Agreement, (2) approval by the requisite Crescent stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (3) Nasdaq’s approval of the listing application to be submitted in connection with the Merger, and (4) the effectiveness of this registration statement.

The employment agreements for GlycoMimetics employees include entitlement to change in control payments for certain executives, and severance for certain non-executives, the aggregate of which was treated as pre-Merger compensation expense of GlycoMimetics and was reflected as an increase to accrued expenses of GlycoMimetics, which was assumed by the Combined Company at the closing of the Merger to the extent they are not yet settled in cash beforehand by GlycoMimetics. Prior to the closing of the Merger, GlycoMimetics also has or expects to (i) discontinue its research and development activities, (ii) close out of all contracts related to GlycoMimetics’ worldwide clinical trial, and (iii) terminate its office space leases. Additionally, GlycoMimetics’ current Directors & Officers (“D&O”) policy was fully utilized at the closing of the Merger.

Private Financing Transaction — Subscription Agreement

In connection with the Merger, on February 14, 2025, Crescent and GlycoMimetics entered into the Subscription Agreement with certain institutional and accredited investors, pursuant to which such investors have agreed, subject to the terms and conditions of such agreements, to purchase immediately prior to the consummation of the Merger, 85,506,824 shares of Crescent common stock and 19,149,690 pre-funded warrants before giving effect to the Exchange Ratio, at a purchase price of $1.9110 per share and $1.9109 per warrant, for an aggregate purchase price of $200.0 million in a private placement, which includes $37.5 million proceeds received as of March 31, 2025 from the issuance of a convertible note and accrued interest. The closing of the Crescent Pre-Closing Financing was conditioned on the satisfaction or waiver of the conditions set forth in the Merger Agreement and occurred immediately prior to the closing of the Merger. At the closing of the Merger, based on the Exchange Ratio, the Crescent common stock and pre-funded warrants subscribed for were converted into the right to receive 12,355,716 shares of Crescent common stock and 2,767,122 pre-funded warrants. Shares of Crescent common stock and pre-funded warrants to purchase shares of Crescent common stock issued pursuant to the Subscription Agreement were converted into shares of GlycoMimetics common stock and pre-funded warrants to purchase shares of GlycoMimetics common stock at the closing of the Merger per the Merger Agreement.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Combined Company upon consummation of the Merger. The unaudited pro forma condensed combined statement of operations data for the three months ended March 31, 2025 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 give effect to the Merger as if it had been consummated on January 1, 2024. The unaudited pro forma condensed combined balance sheet as of March 31, 2025 gives effect to the Merger and combines the historical balance sheets of GlycoMimetics and Crescent as if the Merger had been consummated on March 31, 2025.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed. Differences between these preliminary accounting conclusions and estimates and the final accounting conclusions and amounts may occur as a result of, among other reasons: (i) changes in initial assumptions in the determination of the accounting acquirer and related accounting, (ii) changes in the amount of GlycoMimetics’ net cash to be assumed at the closing date, and (iii) other changes in GlycoMimetics’ assets and liabilities, which are expected to be completed after the closing of the Merger, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the Combined Company’s future results of operations and financial position. Prior to the consummation of the Merger, GlycoMimetics effected a one-for-one-hundred reverse stock split of GlycoMimetics’ common stock, which became effective on June 13, 2025, which is reflected in the Exchange Ratio of 0.1445.

3.	Accounting for the Merger

The unaudited pro forma condensed combined financial information gives effect to the Merger, which was accounted for under U.S. GAAP as a reverse recapitalization of GlycoMimetics by Crescent, as the transaction is, in essence, the issuance of equity for GlycoMimetics’ net assets, which will primarily consist of nominal operations and assets consisting of cash and nominal other assets immediately before the Merger. Under this method of accounting, Crescent was considered the accounting acquirer for financial reporting purposes. This determination is based on the expectations that, immediately following the Merger:

•	Immediately prior to the Merger, Crescent is not a variable interest entity as it has sufficient equity at risk in order to fund its next development milestones;

•	Crescent stockholders own a substantial majority of the voting rights in the Combined Company through existing ownership and additional interest through the Subscription Agreement;

•	Crescent’s largest stockholder retains the largest interest in the Combined Company (24.9%);

•	Crescent designated the initial members of the Combined Company board of directors;

•	Crescent’s executive management team became the management of the Combined Company; and

•	The Combined Company was renamed “Crescent Biopharma, Inc.”

As a result of Crescent being the accounting acquirer, Crescent’s assets and liabilities were recorded at their pre-combination carrying amounts. GlycoMimetics’ assets and liabilities were measured and recognized at their fair values as of the effective time of the Merger, which approximate the carrying value of the acquired other non-operating assets and liabilities, with no goodwill or other intangible assets recorded. Any difference between the consideration transferred and the fair value of the net assets of GlycoMimetics following the determination of the actual consideration transferred for GlycoMimetics was reflected as an adjustment to additional paid-in capital. For periods prior to closing of the Merger, the historical financial statements of Crescent became the historical financial statements of the Combined Company.

4.	Shares of GlycoMimetics Common Stock, Convertible Preferred Stock, Options, and Warrants Issued to Crescent Stockholders upon Closing of the Merger

At the closing of the Merger, all outstanding shares of Crescent common stock, on a fully-diluted basis, were exchanged for shares of GlycoMimetics common stock based on the Exchange Ratio of 0.1445 shares of GlycoMimetics common stock for each share of Crescent common stock, determined in accordance with the terms of the Merger Agreement. Each share of Crescent preferred stock was converted into the right to receive a number of shares of GlycoMimetics Series A Preferred Stock, equal to the Exchange Ratio divided by 1,000 (and each such share of GlycoMimetics Series A Preferred Stock has the right to convert into 1,000 shares of GlycoMimetics common stock, subject to certain limitations). The number of shares of GlycoMimetics common stock that GlycoMimetics issued to Crescent’s stockholders assumed GlycoMimetics net cash at the closing of the Merger is $2.3 million and was determined as follows:

Shares of Crescent common stock outstanding as of March 31, 2025(1) (2)	6,169,753
Shares of Crescent common stock to be issued upon conversion of Crescent convertible preferred stock	20,000,000
Shares of Crescent common stock to be issued upon exercise of Crescent stock options(1)(3)	26,004,515
Shares of Crescent common stock to be issued upon vesting of Crescent restricted stock units(4)	3,033,820
Shares of Crescent common stock to be issued in connection with the Purchase Agreements, see Note 5(c)	85,506,824
Crescent pre-funded warrants to be issued in connection with the Purchase Agreements, see Note 5(c)	19,149,690
Total Crescent fully diluted shares prior to the closing of the merger	159,864,602
Exchange Ratio	0.1445
Fully diluted shares to be issued to Crescent stockholders and Investors participating in Purchase Agreements upon closing of the merger	23,100,404

(1)	On April 14, 2025, as a result of Dr. Violin no longer serving as Chief Executive Officer and President, Crescent repurchased 885,045 shares of unvested restricted stock at the price Dr. Violin originally purchased such shares, and Dr. Violin agreed to forfeit 3,717,141 unvested stock options.

(2)	Represents shares of Crescent common stock outstanding as of March 31, 2025, including 822,605 shares of unvested Crescent restricted stock and 5,618 shares issued with respect to stock options exercised during the three months ended March 31, 2025.

(3)	Represents the outstanding stock options as of March 31, 2025 to acquire Crescent common stock and stock options granted during April and May 2025 to acquire Crescent common stock net of cancellations.

(4)	Represents the outstanding restricted stock units as of March 31, 2025 to acquire Crescent common stock.

5.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2025

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

5(A) Derived from the unaudited condensed consolidated balance sheet of GlycoMimetics as of March 31, 2025.

5(B) Derived from the unaudited condensed balance sheet of Crescent as of March 31, 2025.

Pro forma Balance Sheet Transaction Accounting Adjustments:

5(a) To reflect incremental compensation expense of $0.9 million related to severance and retention payments resulting from pre-existing employment agreements or from approval from the GlycoMimetics Board that were incurred upon the closing of the Merger. This amount is in addition to existing severance and retention payments of $1.7 million owed and unpaid by GlycoMimetics on March 31, 2025. The pro forma adjustment is reflected as a decrease in cash of $2.6 million for the severance payments made subsequent to March 31, 2025, a decrease to accrued expenses of $1.7 million and an increase to accumulated deficit of $0.9 million.

5(b) To reflect the exchange of all outstanding shares of Crescent preferred stock, with a carrying amount of $4.0 million, into newly created GlycoMimetics Series A Preferred Stock at closing of the Merger, with the terms of GlycoMimetics Series A Preferred Stock resulting in classification within stockholders’ equity.

5(c) To reflect the issuance of 12,355,716 shares of Crescent common stock and 2,767,122 pre-funded warrants, after giving effect to the Exchange Ratio, pursuant to the Subscription Agreement, for an aggregate purchase price of $200.0 million (which includes $37.5 million of gross proceeds previously received by Crescent from the issuance of its Convertible Notes). The aggregate proceeds are net less than $0.1 million of debt issuance costs and include accrued interest of $2.0 million as of March 31, 2025 adjusted through accumulated deficit (see Note 6(d)), for net proceeds prior to transaction costs of $160.5 million. The issuance of shares in connection with the Subscription Agreement are recorded as the issuance of Crescent common stock at par value, with the remaining amount recorded to additional paid-in-capital.

The net cash proceeds received prior to direct and incremental transaction costs from the Subscription Agreement and corresponding adjustment to additional paid-in-capital upon close of the Merger is determined as follows (in thousands):

Aggregate purchase price of Purchase Agreement	$200,000
Net proceeds previously received from issuance of convertible note as of March 31, 2025	(37,482)
Debt issuance costs recorded as part of issuance of convertible note as of March 31, 2025	(19)
Accrued interest payable as part of issuance of convertible note as of March 31, 2025, see Note 6(d)	(1,961)
Net proceeds received prior to direct and incremental transaction costs from the Purchase Agreement upon close of the Merger	$160,538
Issuance of Crescent common stock and pre-funded warrants at par value upon close of the Merger	(12)
Additional paid-in capital related to the issuance of Crescent common stock and pre-funded warrants upon close of the Merger (excluding Crescent common stock issued in connection with conversion of convertible note)	$160,526

5(d) To reflect estimated transaction costs of $15.8 million, not yet reflected in the historical financial statements, that are expected to be incurred by Crescent in connection with the Merger, and $2.8 million reflected in the historical financial statements as deferred offering costs, such as advisory, legal and auditor fees, as a reduction in cash and a reduction in other assets in the unaudited pro forma condensed combined balance sheet. As the Merger was accounted for as a reverse recapitalization equivalent to the issuance of equity for the net assets, primarily cash, of GlycoMimetics, these direct and incremental costs are treated as a reduction of the net proceeds received within additional paid-in capital.

5(e) To reflect estimated transaction costs of $2.9 million, not yet reflected in the historical financial statements, which are expected to be incurred by GlycoMimetics in connection with the Merger, such as advisory, legal and auditor fees and including the estimated $1.6 million cost of a D&O tail policy, as a reduction in cash and a reduction in accumulated deficit of $2.9 million in the unaudited pro forma condensed combined balance sheet.

5(f) To derecognize $0.4 million of GlycoMimetics’ prepaid expenses and other current assets consisting of $0.1 million of prepaid expenses related to software that were not utilized and $0.3 million of prepaid insurance primarily related to the current GlycoMimetics’ D&O insurance policy that was fully utilized at the closing of the Merger.

5(g) To reflect the derecognition of GlycoMimetics’ other accrued expenses that were paid prior to the closing of the Merger.

5(h) To reflect the one-time stock compensation expense of less than $0.1 million in general and administrative expense related to the acceleration of stock options pursuant to a modification to accelerate vesting of certain stock options per the terms of the Merger Agreement.

5(i) To reflect the recapitalization of Crescent and the derecognition of accumulated other comprehensive income and the accumulated deficit of GlycoMimetics, which is reversed to additional paid-in capital.

The derecognition of accumulated deficit of GlycoMimetics of $500.9 million is determined as follows (in thousands):

Accumulated deficit of GlycoMimetics as of March 31, 2025	$496,708
Compensation expense related to GlycoMimetics severance and retention payments, see Note 5(a)	880
Estimated transaction costs of GlycoMimetics, see Note 5(e)	2,886
Derecognition of GlycoMimetics prepaid expenses, see Note 5(f)	378
Pre-merger stock-based compensation expense for GlycoMimetics’ accelerated awards, see Note 5(h)	31
Total adjustment to derecognize the accumulated deficit of GlycoMimetics	$500,883

6.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

6(A) Derived from the unaudited condensed consolidated statements of operations and comprehensive loss of GlycoMimetics for the three months ended March 31, 2025.

6(B) Derived from the unaudited condensed statement of operations and comprehensive loss of Crescent for the three months ended March 31, 2025.

6(C) Derived from the audited consolidated statements of operations and comprehensive loss of GlycoMimetics for the year ended December 31, 2024.

6(D) Derived from the audited statement of operations and comprehensive loss of Crescent for the period September 19, 2024 (inception) to December 31, 2024.

Crescent and GlycoMimetics did not record any provision or benefit for income taxes during the year ended December 31, 2024 because each company incurred a pre-tax loss in 2024 and each company maintained a full valuation allowance on its deferred tax assets.

Crescent and GlycoMimetics did not record any provision or benefit for income taxes during the three months ended March 31, 2025 because each company expects to incur a pre-tax loss in 2025 and each company maintained a full valuation allowance on its deferred tax assets. Accordingly, no pro forma adjustments have an impact on associated income tax.

Pro forma Statements of Operations Transaction Accounting Adjustments:

6(a) To reflect incremental compensation expense related to severance and retention payments recorded in general and administrative expenses of $0.9 million, resulting from pre-existing employment agreements or from approval from the GlycoMimetics Board that were incurred upon the closing of the Merger, assuming that the adjustment described in Note 5(a) was made on January 1, 2024.

6(b)  To reflect the derecognition of GlycoMimetics’ prepaid expenses and other current assets of $0.4 million related to $0.1 million of software that was not utilized, and prepaid insurance of $0.3 million primarily related to the current GlycoMimetics D&O policy that was fully utilized at the closing of the Merger, assuming the adjustment made in Note 5(f) was made on January 1, 2024.

6(c) To reflect the one-time stock compensation expense of less than $0.1 million in general and administrative expense acceleration of stock options pursuant to a modification to accelerate vesting of certain stock options assuming the adjustment made in Note 5(h) was made on January 1, 2024.

6(d) To reflect Crescent’s interest expense related to its Convertible Notes that is recorded in its historical financial statements, to be derecognized in the unaudited pro forma condensed combined statement of operations of $1.1 million for the three months ended March 31, 2025 and $0.9 million for the period from September 19, 2024 (inception) to December 31, 2024, assuming the adjustment described in Note 5(c) was made on January 1, 2024.

6(e)  The pro forma combined basic and diluted net loss per share has been adjusted to reflect the pro forma net loss for the three months ended March 31, 2025 and the twelve months ended December 31, 2024. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the total number of shares of common stock of the Combined Company for the respective periods, after giving effect to the one-for-one-hundred reverse stock split on GlycoMimetics’ common stock reflected in the Exchange Ratio of 0.1445. Pro forma weighted average shares outstanding includes the pre-funded warrants related to the Subscription Agreement as the exercise price is negligible and they are fully vested and exercisable. Shares of GlycoMimetics Series A Preferred Stock share the same characteristics as common stock and have no substantive preference attributed to them and, accordingly, have been considered a class of common stock in the computation of net loss per share regardless of their legal form. Net loss is allocated to common stock based on its proportional ownership on an as-converted basis. Net loss is not allocated to participating securities as they do not have an obligation to fund losses.

The pro forma weighted average shares have been calculated as follows:

	March 31, 2025 Basic	December 31, 2024 Basic
	and Diluted	and Diluted
Net loss attributable to common stockholders	$(13,944)	$(47,809)
Net loss attributable to Series A non-voting convertible preferred stockholders	$(2,436)	$(8,374)
Historical weighted average number of GlycoMimetics common shares outstanding	645,223	644,772
Shares of GlycoMimetics common stock issued to Crescent stockholders upon close of Merger, assuming consummation of the Merger as of January 1, 2024(1)	15,894,689	15,894,689
Pro forma combined weighted average number of common shares outstanding	16,539,912	16,539,461
Pro forma combined weighted average number of shares of Series A Preferred Stock outstanding	2,890	2,890
Net loss per share attributable to common stockholders, basic and diluted	$(0.84)	$(2.89)
Net loss per share attributable to Series A non-voting convertible preferred stockholders, basic and diluted	$(843.02)	$(2,897.58)

(1)	Represents the shares of GlycoMimetics common stock and pre-funded warrants issued to Crescent stockholders at the closing of the Merger, excluding (i) the outstanding and unvested Crescent restricted stock awards and units of Crescent common stock at the closing of the Merger that were converted to the right to receive 557,252 shares of the GlycoMimetics common stock and 3,757,652 options to purchase shares of GlycoMimetics common stock after reflecting the Exchange Ratio and (ii) the outstanding shares of Crescent preferred stock that were exchanged for 2,890 shares of GlycoMimetics Series A Preferred Stock. The 557,252 shares of GlycoMimetics common stock issued in exchange for shares of Crescent restricted stock awards and units and 3,757,652 options to purchase shares of GlycoMimetics common stock issued in exchange for options to purchase shares of Crescent common stock are subject to the same vesting and forfeiture conditions, applicable, as they were prior to the Merger.

Please see below selected financial data presenting selected share and per share data reflecting the effect of the reverse stock split on all periods previously reported. The selected financial data is derived from the consolidated financial statements included in the GlycoMimetics Annual Report on Form 10-K filed with the SEC on February 13, 2025 and Quarterly Report on Form 10-Q filed with the SEC on May 14, 2025, as adjusted to reflect the Exchange Ratio of 0.1445, which is reflective of a one-for-one-hundred reverse stock split, for all periods presented.

	Years Ended
AS REPORTED	December 31,
(in thousands, except for per share amounts)	2024	2023
Weighted average number of GlycoMimetics common shares outstanding, basic and diluted	64,477,249	63,342,465
Common shares outstanding at period end	64,483,958	64,393,744
Net loss attributable to common stockholders	$(37,879)	$(36,899)
Net loss per share, basic and diluted	$(0.59)	$(0.58)

	Three Months Ended
	March 31,
	2025	2024
Weighted average number of GlycoMimetics common shares outstanding, basic and diluted	64,522,257	64,457,233
Common shares outstanding at period end	64,532,091	64,450,835
Net loss attributable to common stockholders	$(2,344)	$(10,737)
Net loss per share, basic and diluted	$(0.04)	$(0.17)

AS ADJUSTED FOR ONE-FOR-ONE-HUNDRED REVERSE STOCK	Years Ended
SPLIT (REFLECTED IN EXCHANGE RATIO OF 0.1445)	December 31,
(in thousands, except for per share amounts)	2024	2023
Weighted average number of GlycoMimetics common shares outstanding, basic and diluted	644,772	633,425
Common shares outstanding at period end	644,840	643,937
Net loss attributable to common stockholders	$(37,879)	$(36,899)
Net loss per share, basic and diluted	$(58.75)	$(58.25)

	Three Months Ended
	March 31,
	2025	2024
Weighted average number of GlycoMimetics common shares outstanding, basic and diluted	645,223	644,572
Common shares outstanding at period end	645,321	644,508
Net loss attributable to common stockholders	$(2,344)	$(10,737)
Net loss per share, basic and diluted	$(3.63)	$(16.66)